POWER OF ATTORNEY
For Executing Forms 3, 4, and 5

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Daniel Heard, Kenny
Gunderman or Paul Bullington as his true and lawful attorney-in-fact to:

      (1)	execute, for and on behalf of the undersigned as
a director or officer of Uniti Group, Inc. and any successor corporation, any one or more Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules thereunder;

      (2)	do and perform any and all acts, for and on
behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Form 3, 4, and 5 and the timely filing of such form with the United
States Securities and Exchange Commission and any other authority; and

      (3)	take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents, and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or other applicable securities laws or rules.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this as of the 22nd day of February, 2022.


						/s/ Michael Friloux
						Signature

						Michael Friloux
      Typed or Printed Name


      On the 22nd day of February, 2022, before me personally came Michael Friloux, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

	WITNESS my hand and official seal.


					/s/ Samuel F. Valencia								Signature


					Samuel F. Valencia____
					(Printed Name of Notary Public)

[NOTARIAL SEAL]

My commission expires:

04 04 2023
4859-1790-9000.1

4859-1790-9000.1